UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 3, 2011 (November 2, 2011)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200
100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

and

Item 7.01	Regulation FD Disclosure.

On November 2, 2011, Penn Virginia Corporation (“PVA”) issued a press release regarding its financial results for the three months and nine months ended September 30, 2011. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The non-generally accepted accounting principle (“non-GAAP”) financial measures of (i) Adjusted EBITDAX, (ii) net income (loss) attributable to PVA, as adjusted, and (iii) net income (loss) attributable to PVA, as adjusted, per diluted share are presented in the press release. In each case, the amounts included in the calculations of these measures are computed in accordance with generally accepted accounting principles (“GAAP”). As part of the press release information, we have provided reconciliations of these non-GAAP financial measures to their most comparable financial measure or measures calculated and presented in accordance with GAAP.

We believe that investors can more accurately understand our financial results if they have access to the same financial measures used by management. Adjusted EBITDAX represents net income (loss) from continuing operations before income tax expense or benefit, interest expense, depreciation, depletion and amortization expense, exploration expense and share-based compensation expense, further adjusted to exclude the effects of non-cash changes in the fair value of derivatives, impairments, net gains and losses on the sale of assets, the non-cash portion of loss on the extinguishment of debt and other non-cash items. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Adjusted EBITDAX is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss) from continuing operations. Adjusted EBITDAX represents EBITDAX as defined in our revolving credit facility, with the exception of excluding distributions received from Penn Virginia GP Holdings, L.P. and Penn Virginia Resource Partners, L.P. (“PVR”).

Net income (loss) attributable to PVA, as adjusted, represents net income (loss) attributable to PVA adjusted to exclude the effects of non-cash changes in the fair value of derivatives, impairments, restructuring costs, net gains and losses on the sale of assets, loss on the extinguishment of debt, gain on the sale of discontinued operations and net income of PVR allocated to unvested PVR restricted units awarded as equity compensation that are held until vesting. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. We use this information for comparative purposes within our industry. Net income (loss) attributable to PVA, as adjusted, is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to net income (loss) attributable to PVA.

Net income (loss) attributable to PVA, as adjusted, per diluted share represents net income (loss) attributable to PVA, as adjusted, divided by the weighted average number of outstanding diluted shares during the period. Net income (loss) attributable to PVA, as adjusted, per diluted share is used as a supplemental financial measure by us and by external users of our financial statements, such as investors, commercial banks, research analysts and others. Our method of computing net income (loss) attributable to PVA, as adjusted, per diluted share may not be the same method used to compute similar measures reported by other companies within the oil and gas exploration and production industry and may be computed differently by us in different contexts.

In accordance with General Instruction B.2 of Form 8-K, the above information and the press release are being furnished under Items 2.02 and 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Penn Virginia Corporation press release dated November 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2011

Penn Virginia Corporation

By:	/s/ Steven A. Hartman
Name:	Steven A. Hartman
Title:	Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Penn Virginia Corporation press release dated November 2, 2011.